UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 30, 2009

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On April 2, 2009, Autodesk announced the appointment of Mark J. Hawkins as Executive Vice President and Chief Financial Officer. Mr. Hawkins will serve as Autodesk’s Principal Financial Officer and Principal Accounting Officer, and it is anticipated that he will commence employment on April 27, 2009. At that time, Carl Bass will resign as Interim Chief Financial Officer (including principal financial and accounting officer), but will continue to serve as Chief Executive Officer, President, and as a member of the Board of Directors. The Autodesk Board of Directors approved Mr. Hawkins’ appointment on March 30, 2009.

Mr. Hawkins, 49, has served as Senior Vice President, Finance and Information Technology, and Chief Financial Officer of Logitech International S.A., which sells peripherals for personal computers and other digital platforms, since April 2006. From January 2000 to March 2006, Mr. Hawkins held various finance roles with Dell Inc., which offers a broad range of technology products, most recently as Vice President of Finance for worldwide procurement and logistics and the Dell Operating Council. Prior to joining Dell, Mr. Hawkins was employed by Hewlett-Packard Company, a global provider of products, technologies, and software, for 18 years in finance and business-management roles in the United States and abroad. At Hewlett-Packard, Mr. Hawkins was involved in supporting the spin-off of Agilent Technologies and served on the board of directors for the HP Analytical Joint Ventures in Tokyo and Shanghai.

Mr. Hawkins holds a Bachelor of Arts degree in Operations Management from Michigan State University and a Master of Business Administration degree in Finance from the University of Colorado. He has also completed the Advanced Management Program at Harvard Business School.

Mr. Hawkins has no family relationships with any director, executive officer, or person nominated or chosen by Autodesk to become a director or executive officer of Autodesk. Mr. Hawkins is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On April 2, 2009, Autodesk issued a press release regarding the appointment of Mr. Hawkins. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Compensatory Arrangements

On March 30, 2009, Autodesk and Mr. Hawkins entered into an offer letter, the material terms of which are as follows:

Mr. Hawkins will be paid an annual base salary of $525,000. In accordance with Autodesk’s on-going salary reduction program for executive officers, effective ninety (90) days after the commencement of Mr. Hawkins’ employment, his salary will be temporarily reduced by ten percent (10%).

Mr. Hawkins will be eligible to participate in the Autodesk Incentive Plan (“AIP”). Mr. Hawkins’ AIP target will be set at 75% of his base salary (prior to the above described reduction). Mr. Hawkins will also be eligible to participate in the Autodesk Executive Change in Control Program.

Mr. Hawkins will receive a signing bonus of $200,000. Half of such bonus will be payable within two weeks of the commencement of his employment, and half will be payable on the one-year anniversary of the commencement of his employment, subject in each case to repayment if Mr. Hawkins resigns at any time within six months following either the commencement of his employment or the one-year anniversary of such date.

Pursuant to the offer letter, it will be recommended to the Board that Mr. Hawkins be granted (i) an option to purchase 150,000 shares of Autodesk common stock at a per share purchase price equal to the fair market value a share of Autodesk’s common stock on the effective date of grant and (ii) 25,000 Restricted Stock Units. The option grant shall vest and become exercisable as to 25% of the shares subject to the option on each of the first four (4) anniversaries of the effective date of grant, and 100% of the Restricted Stock Units shall vest on the third (3rd) anniversary of the effective date of grant. In each case, vesting shall be subject to Mr. Hawkins’ continued employment.

Mr. Hawkins will also be eligible to participate in the compensation and benefit programs generally available to Autodesk employees.

Item 8.01	Other Events.

On April 2, 2009, the Company issued a press release announcing its intention to take further steps to decrease its operating expenses through additional headcount reductions, facilities consolidations and other cost cutting measures and reiterating its previously announced business outlook for the three months ending April 31, 2009. The press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the press release furnished herewith as Exhibit 99.2 provides investors with certain non-GAAP measures, including future non-GAAP net earnings per diluted share. For the Company’s internal budgeting and resource allocation process, the Company’s management uses these non-GAAP measures that do not include: (a) the stock-based compensation impact of SFAS 123R, (b) amortization of purchased intangibles and (c) certain restructuring charges. The Company’s management uses these non-GAAP measures in making operating decisions because it believes the measures provide meaningful supplemental information regarding the Company’s earning potential. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ historical results and operating guidance.

As described above, the Company excludes the following items from its non-GAAP measures:

A. Stock compensation impact of SFAS 123R. These expenses consist of expenses for employee stock-based compensation under SFAS 123R. The Company excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses and the Company’s management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Further, as SFAS 123R is applied, the Company’s management believes that it is useful to investors to understand the impact of the application of SFAS 123R to its results of operations.

B. Amortization of purchased intangibles. The Company incurs amortization of acquisition-related purchased intangible assets, primarily in connection with its acquisition of certain businesses and technologies. The amortization of purchased intangibles from business combinations varies depending on the level of acquisition activity and the Company’s management finds it useful to exclude these variable charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods.

C. Restructuring charges. These charges are primarily due to workforce reductions, abandonment or sublease of leased facilities and related costs. We exclude these charges because these expenses are not reflective of ongoing operating results in the current period.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. In addition, the non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon the Company’s reported financial results. The Company’s management compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in the Company’s earnings release. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors should review the information regarding non-GAAP financial measures provided in the Company’s press release.

Item 9.01.	Exhibits

Exhibit No.	Description

99.1	Press release, dated as of April 2, 2009, entitled “Autodesk Appoints Mark Hawkins Chief Financial Officer.”

99.2	Press release, dated as of April 2, 2009, entitled “Autodesk Holds Annual Investor Day Meeting.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ Carl Bass
Carl Bass Chief Executive Officer, President and Interim Chief Financial Officer

Date: April 2, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated as of April 2, 2009, entitled “Autodesk Appoints Mark Hawkins Chief Financial Officer.”

99.2	Press release, dated as of April 2, 2009, entitled “Autodesk Holds Annual Investor Day Meeting.”